UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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Cavco Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Phoenix, Arizona 85004
602-256-6263

September 2, 2015

Dear Stockholders:

It is our pleasure to invite you to attend the Cavco Industries, Inc. 2015 Annual Meeting of Stockholders to be held on October 6, 2015 at 9:00 a.m. (MST) at Cavco’s offices, 1001 North Central Avenue, Suite 800, Phoenix, Arizona 85004.
Please note that we previously scheduled the Annual Meeting for July 9, 2015, and you may have received a mailing of a Notice of Annual Meeting, accompanying Proxy Statement and related proxy card, in connection with this earlier scheduled Annual Meeting. Because we rescheduled the Annual Meeting to October 6, 2015, the enclosed Notice of Meeting and proxy card amend, replace and supersede the prior Notice of Annual Meeting and proxy card.
As we announced on June 26, 2015, we postponed the Annual Meeting to give the Company additional time to address an incentive compensation issue that came to the Company's attention and required revisions to the Company's Proxy Statement. The revisions are set forth in the attached Amendment No. 1 to the Proxy Statement, which is being mailed to stockholders on or about September 4, 2015.
Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone, or by completing, signing, dating, and returning the accompanying proxy in the enclosed envelope. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.
If you previously submitted a proxy card or submitted voting instructions for the initially scheduled July 9, 2015 meeting, you must submit the new proxy card or new voting instructions. Your previously submitted proxy or voting instructions will not be valid for the annual meeting to be held on October 6, 2015.
Thank you for your support.

Sincerely,

Joseph H. Stegmayer
Chairman of the Board of Directors,
President and Chief Executive Officer

AMENDMENT NO. 1 TO PROXY STATEMENT
EXPLANATORY NOTE
On June 11, 2015, Cavco Industries, Inc. (“Cavco” or the “Company”) filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) in connection with its Annual Meeting of Stockholders initially scheduled to be held on July 9, 2015 (the “Annual Meeting”). The Annual Meeting is now scheduled to be held on October 6, 2015.
After mailing the Proxy Statement, the Company determined that the non-equity incentive compensation paid to Joseph H. Stegmayer, the Company’s Chairman, Chief Executive Officer and President, pursuant to his Amended and Restated Employment Agreement exceeded a $1,000,000 annual limit on cash awards made pursuant to the Cavco Industries, Inc. 2005 Stock Incentive Plan (the “2005 Stock Plan”) in fiscal years 2012, 2014 and 2015. The total excess incentive compensation that Mr. Stegmayer received for these years was $1,084,580. The Company’s compensation committee requested that Mr. Stegmayer repay to the Company such excess amount, which Mr. Stegmayer repaid in full in July 2015.
In order to correct the unintended result arising from the conflict between Mr. Stegmayer’s Amended and Restated Employment Agreement and the limit on cash awards made under the 2005 Stock Plan, the Board of Directors, subject to stockholder approval at this Annual Meeting, amended the 2005 Stock Plan to increase the annual limit on cash awards that may be awarded to any one employee in any one fiscal year to $4,000,000. In addition, the 2005 Stock Plan has been amended, subject to stockholder approval, to, among other things, increase the total number of shares of stock available for grant under the 2005 Stock Plan by 300,000 and limit the total number of shares of stock that may be awarded to any one non-employee director in any one fiscal year under the 2005 Stock Plan to 20,000. A copy of the revised amendment is attached hereto as Appendix A, which replaces Appendix A to the Proxy Statement in its entirety.
In addition, after mailing the Proxy Statement, the Company’s audit committee (the “Audit Committee”) appointed McGladrey LLP as the Company’s independent registered public accounting firm for fiscal year 2016 following the dismissal of the Company’s prior audit firm, Ernst and Young LLP. This change in accounting firms was reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2015.
As a result, this Amendment No. 1 to Schedule 14A (this “Amendment No. 1”) is being filed to amend and supplement the Proxy Statement. Specifically, in this Amendment No. 1 the Company is (1) correcting disclosure concerning non-equity incentive compensation paid to Mr. Stegmayer; (2) amending Proposal No. 5 to include the approval of an amendment to the 2005 Stock Plan to increase the annual limit on cash awards that may be awarded to any one employee in any one fiscal from $1,000,000 to $4,000,000 and to limit the total number of shares of stock that may be awarded to any one non-employee director in any one fiscal year under the 2005 Stock Plan to 20,000; and (3) amending and restating Proposal No. 2 in the Proxy Statement in order to ratify the appointment of McGladrey LLP as Cavco’s independent registered public accounting firm for fiscal year 2016.

A NEW PROXY CARD IS BEING DISTRIBUTED TO STOCKHOLDERS OF RECORD WITH THIS AMENDMENT NO. 1. IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY CARD OR SUBMITTED VOTING INSTRUCTIONS FOR THE INITIALLY SCHEDULED JULY 9, 2015 MEETING, YOU MUST SUBMIT THE NEW PROXY CARD OR NEW VOTING INSTRUCTIONS. YOUR PREVIOUSLY SUBMITTED PROXY OR VOTING INSTRUCTIONS WILL NOT BE VALID FOR THE ANNUAL MEETING TO BE HELD ON OCTOBER 6, 2015.

AMENDMENTS TO PROXY STATEMENT

The “Notice of Annual Meeting of Stockholders of Cavco Industries, Inc.” is amended and restated in its entirety to read as follows

Date:	October 6, 2015

Time:	9:00 a.m. (MST)

Place:	Cavco Industries, Inc.’s (“Cavco”) Offices
1001 North Central Avenue
Suite 800
Phoenix, Arizona 85004

Items of Business:	1. To elect two directors comprising a class of directors to serve until the Annual Meeting of Stockholders in 2018, or until their successors have been elected and qualified;
2.    To ratify the appointment of McGladrey LLP as Cavco’s independent registered public accounting firm for fiscal year 2016;
3.    To approve the Company’s executive compensation on an advisory basis;
4.    To vote upon the amendment of Cavco’s restated certificate of incorporation to increase the authorized shares of common stock of Cavco from 20,000,000 to 40,000,000;
5.    To vote upon an amendment to the Cavco Industries, Inc. 2005 Stock Incentive Plan to increase the number of shares of stock available for issuance under the Plan by 300,000, to increase the annual limit on the maximum cash award subject to Performance Goals that may be awarded under the Plan to any one employee in any one fiscal year to $4,000,000, to limit the total number of shares that may be awarded to any one non-employee director in any one fiscal year to 20,000, to make certain other changes to the Plan and to re-approve the material terms of the Performance Goals under the Plan; and
6.    To transact such other business as may properly come before the meeting or any adjournment thereof.

Annual Report:	The 2015 Annual Report to Stockholders, which includes the Annual Report on Form 10‑K, may be viewed on Cavco’s website at
http://www.cavco.com/investorrelations/annualmeeting.

Who Can Vote:	You can vote if you were a stockholder of record at the close of business on August 21, 2015.

Date of Mailing:	This Notice and Amendment to Proxy Statement are first being mailed to stockholders on or about September 4, 2015.

Page 1 corrections:
References on page 1 of the Proxy Statement to the date of the annual meeting of stockholders are revised to reflect that the meeting will be held on October 6, 2015 at 9:00 a.m. (MST).
Items (2) and (5), respectively, under the heading “Purposes of the Annual Meeting” are amended and restated in their entirety to read as follows:

(2)	Ratify the appointment of McGladrey LLP as Cavco’s independent registered public accounting firm for fiscal year 2016;

(5)
Approve an amendment to the Cavco Industries, Inc. 2005 Stock Incentive Plan to increase the number of shares of stock available for issuance under the Plan by 300,000, to increase the annual limit on the maximum cash award subject to Performance Goals that may be awarded under the Plan to any one employee in any one fiscal year to $4,000,000, to limit the total number of shares that may be awarded to any one non-employee director in any one fiscal year to 20,000, to make certain other changes to the Plan, and to re-approve the material terms of the performance goals under the Plan; and

Page 2 corrections:
The paragraph under the heading “Who Can Vote” is amended and restated in its entirety to read as follows:
Record holders of common stock, par value $.01 per share, of Cavco at the close of business on August 21, 2015 may vote at the annual meeting. On that date, the issued and outstanding capital stock of Cavco entitled to vote at the annual meeting consisted of 8,876,588 shares of common stock. Each stockholder will be entitled to one vote per share on the election of directors and each other matter that is described above or that may be properly brought before the meeting. There are no cumulative voting rights.
The paragraph under the heading “How You Can Vote” is amended and restated in its entirety to read as follows:
Stockholders can vote their shares of common stock at the annual meeting by voting and submitting the accompanying proxy by telephone, over the Internet, or by completing, signing, dating and returning the proxy in the enclosed envelope.
A NEW PROXY CARD IS BEING DISTRIBUTED TO STOCKHOLDERS OF RECORD WITH THIS AMENDMENT NO. 1. IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY CARD OR SUBMITTED VOTING INSTRUCTIONS FOR THE INITIALLY SCHEDULED JULY 9, 2015 MEETING, YOU MUST SUBMIT THE NEW PROXY CARD OR NEW VOTING INSTRUCTIONS. YOUR PREVIOUSLY SUBMITTED PROXY OR VOTING INSTRUCTIONS WILL NOT BE VALID FOR THE ANNUAL MEETING TO BE HELD ON OCTOBER 6, 2015.
The first paragraph under the heading “How Proxies Will be Voted” is amended and restated in its entirety to read as follows:
Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the annual meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted: (i) FOR the election of the nominees for director named in the proxy; (ii) FOR the ratification of the appointment of McGladrey LLP as Cavco’s independent registered public accounting firm for fiscal year 2016; (iii) FOR approval of the advisory vote on the compensation of our named executive officers; (iv) FOR approval of the amendment of Cavco’s restated certificate of incorporation to increase the authorized shares of Cavco common stock; and (v) FOR approval of an amendment to the Cavco Industries, Inc. 2005 Stock Incentive Plan to increase the number of shares of stock available for issuance under the Plan, to increase the limit on cash awards made under the Plan, to make certain other changes to the plan and to re-approve the material terms of the performance goals under the Plan. In the event you specify a different choice by means of the enclosed proxy, your shares will be voted in accordance with those instructions.

Pages 4-6 correction:
The section under the heading “STOCK OWNERSHIP” is amended and restated in its entirety to read as follows:
Management
The following table sets forth information, as of August 21, 2015 with respect to the beneficial ownership of shares of Cavco common stock by each director, director nominee and executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominees and executive officers of Cavco as a group. The percentages of class amounts set forth in the table below are based on 8,876,588 shares of common stock outstanding on August 21, 2015. Except as otherwise indicated, all shares are owned directly, and the owner has sole voting and investment power with respect thereto.

	Cavco Common Stock (2)
Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class
William C. Boor, Director	28,502	*
Steven G. Bunger, Director	22,500	*
David A. Greenblatt, Director	28,500	*
Jack Hanna, Director	23,000	*
Joseph H. Stegmayer, Chairman of the Board, President and CEO	725,528	8.17%
Daniel L. Urness, CFO, Executive Vice President, and Treasurer	45,559	*
Charles E. Lott, President, Fleetwood Homes, Inc.	10,750	*
All directors, director nominees and executive officers of Cavco as a group	884,339	9.96%

*	Less than 1%.

(1)	The address of listed stockholders is 1001 North Central Avenue, Suite 800, Phoenix, Arizona 85004.

(2)
Shares covered by stock options that are outstanding under Cavco’s stock incentive plans and are exercisable on or within 60 days are included as “beneficially owned” pursuant to the rules and regulations of the SEC. Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Boor – 22,500 shares; Mr. Bunger – 22,500 shares; Mr. Greenblatt – 28,500 shares; Mr. Hanna – 23,000 shares; Mr. Stegmayer – 183,100 shares; Mr. Urness – 39,475 shares; Charles E. Lott – 10,750 shares; and all directors, director nominees and executive officers of Cavco as a group – 329,825 shares.

Principal Stockholders
The following table sets forth information with respect to the persons, other than Mr. Stegmayer, that have reported beneficial ownership of more than five percent of the outstanding shares of Cavco common stock according to statements on Schedule 13D or 13G as filed by such persons with the SEC on or before August 21, 2015. The percentages of class amounts set forth in the table below are based on 8,876,588 shares of common stock outstanding on August 21, 2015.

Name and Address Of Beneficial Owner	Amount Beneficially Owned (1)		Percent of Class
Third Avenue Management, LLC 622 Third Avenue, 32nd Floor New York, NY 10017	1,601,059	(2)	18.04%
Wells Fargo and Company 420 Montgomery Street San Francisco, CA 94104	921,554	(3)	10.38%
Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606-5016	853,000	(4)	9.61%
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	755,267	(5)	8.51%
T. Rowe Price Associates, Inc. (MD) 100 East Pratt Street Baltimore, MD 21202-1009	746,277	(6)	8.41%
Joseph H. Stegmayer 1001 N. Central Avenue, Suite 800 Phoenix, AZ 85004	725,528	(7)	8.17%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1422	624,662	(8)	7.04%

(1)	The Company makes no representations as to the accuracy or completeness of the information in the filings reported in footnotes (2) – (6) and (8).

(2)
Information regarding Third Avenue Management LLC (“TAM”) is based solely upon a Schedule 13G filed with the SEC on February 12, 2015. Third Avenue reported sole voting and dispositive power over all the shares.

(3)
Information regarding Wells Fargo & Company (“Wells”) is based solely upon a Schedule 13G/A filed with the SEC on February 5, 2015. Wells reported that it possessed shared voting power with respect to 921,530 shares, and shared dispositive power with respect to 921,554 shares.

(4)
Information regarding Columbia Wanger Asset Management, LLC (“Columbia Wanger”) is based solely     upon a Schedule 13G/A filed with the SEC on February 11, 2015. Columbia Wanger reported having sole voting power with respect to 746,000 shares and sole dispositive power with respect to 853,000 shares. Columbia Acorn Fund reported having sole voting power of 500,000 shares and sole dispositive power with respect to all shares.

(5)
Information regarding BlackRock, Inc. (“BlackRock”) is based solely upon a Schedule 13G/A filed with the SEC on January 22, 2015. BlackRock reported having sole voting power with respect to 738,132 shares and sole dispositive power with respect to 755,267 shares.

(6)
Information regarding T. Rowe Price Associates, Inc. (“Price Associates”) is based solely upon a Schedule 13G filed with the SEC on February 10, 2015. Price Associates reported having sole voting power with respect to 746,277 shares and sole dispositive power with respect to all shares. Price Associates has informed Cavco that these securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 658,707 shares, representing 7.4% of the shares outstanding), for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)	Information regarding Joseph H. Stegmayer is based upon Cavco’s records as confirmed by Mr. Stegmayer.

(8)
Information regarding GAMCO Investor’s, Inc. (“GAMCO”) is based solely upon a Schedule 13D filed with the SEC on August 12, 2013 by Mario J. Gabelli, and other entities that are directly or indirectly controlled by Mr. Gabelli or for which he acts as chief investment officer. GAMCO reported having sole voting power over 618,862 shares and sole dispositive power over 624,662 shares. Included in the Schedule 13D are shares held by Gabelli Funds, LLC, GAMCO Asset Management, Inc., and Teton Advisers, Inc.

Page 14 correction:
The three paragraphs under the heading “PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR” are amended and restated in their entirety to read as follows:
In August 2015, the Audit Committee completed a competitive process to review the appointment of the Company’s independent registered public accounting firm for fiscal year 2016. The Audit Committee invited several accounting firms to participate in this process. As a result of this process and following careful deliberation, on August 13, 2015, the Audit Committee dismissed Ernst & Young LLP as the Company’s independent registered public accounting firm, effective as of that same date.
The reports of Ernst & Young LLP on the Company’s consolidated financial statements as of and for the years ended March 28, 2015 and March 29, 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s two most recent fiscal years and the subsequent interim period preceding Ernst & Young LLP’s dismissal, there were:

i.
no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to make reference to the subject matter thereof in connection with its reports for such years; and

ii.	no reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).
The Company provided Ernst & Young LLP with a copy of the foregoing statements and requested from Ernst & Young LLP a letter addressed to the Securities and Exchange Commission indicating that it agrees with such disclosures. A copy of Ernst & Young LLP’s letter dated August 18, 2015 is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 19, 2015.
Based upon its review of McGladrey LLP’s qualifications, independence and performance, the Audit Committee has appointed McGladrey LLP as Cavco’s independent registered public accounting firm for fiscal year 2016, subject to ratification by Cavco stockholders.
If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain McGladrey LLP, but still may retain such firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Cavco and our stockholders.

Representatives of McGladrey LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from Cavco stockholders.
Recommendation of the Board
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of McGladrey LLP as Cavco’s independent registered public accounting firm for fiscal year 2016.

Page 18 correction:
The first paragraph under the heading “Incentive Compensation” is amended and restated in its entirety to read as follows:
Incentive compensation for Mr. Stegmayer is based solely upon Cavco’s pre-tax income. Under the terms of Mr. Stegmayer’s amended and restated employment agreement, Mr. Stegmayer is eligible to receive non-equity incentive compensation in an amount equal to (i) 5% of the first $4,000,000 of pre-tax income of the Company for the fiscal year, plus (ii) 6% of the next $16,000,000 of pre-tax income of the Company for the fiscal year, plus (iii) 3% of pre-tax income of the Company for the fiscal year above $20,000,000, provided that the cash award on pre-tax income of any material assets or businesses acquired after June 30, 2011 shall be determined by the Compensation Committee in its sole judgment, in good faith, in consultation with Mr. Stegmayer. Based upon the above formula, a cash award of $1,679,845 was made to Mr. Stegmayer for the fiscal year ended March 28, 2015. However, because the cash award was made pursuant to the Plan, which provides that for any one year, a cash award may not exceed $1,000,000, Mr. Stegmayer repaid the excess sum of $679,845 for the year ended March 28, 2015 to the Company in July 2015. The net non-equity incentive payment of $1,000,000 for the year ended March 28, 2015 is reflected in the Summary Compensation Table on page 22. In addition, in July 2015, Mr. Stegmayer repaid $394,162 and $10,573 for cash awards received in excess of $1,000,000 for the fiscal years ending 2014 and 2012, respectively.

Page 19 clarification:
The first paragraph under the heading “Employment, Severance, and Change in Control Agreements” is amended by adding the following sentence as a new sentence at the end of such first paragraph:
Notwithstanding the Agreement, the amount of non-equity incentive compensation payable to Mr. Stegmayer in any year is subject to a $1,000,000 cap pursuant to the Plan.

Page 20 correction:
The table included on page 20 of the Proxy Statement is amended and restated in its entirety to read as follows:

Executive Benefits and Payments Upon Termination	Termination for Cause or Voluntary Resignation prior to Change in Control	Termination without Cause prior to a Change in Control; or Resignation by Executive for Good Reason; or if Executive Dies or Becomes Disabled	Termination without Cause or Voluntary Resignation within Two Years after a Change in Control
Base Salary	$19,230	$1,059,230	$1,059,230
Bonus	—	1,958,887	1,958,887
Total:	$19,230	$3,018,117	$3,018,117

Page 22 correction:
The table under the heading “SUMMARY COMPENSATION TABLE” is amended and restated in its entirety to read as follows:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Non-Equity Incentive ($)		Option Awards($) (1)	All Other Compensation ($) (2)	Total ($)
Joseph H. Stegmayer, Chairman of the Board, President and Chief Executive Officer	2015	500,000	3,000,000	(3)	2,000,000	(4)	510,718	1,540	6,012,258
	2014	500,000	—		1,000,000	(5)	517,730	1,151	2,018,881
	2013	450,000	—		958,887		475,545	1,151	1,885,583
Daniel L. Urness, Executive Vice President, Treasurer and Chief Financial Officer	2015	235,000	—		248,313		120,880	540	604,733
	2014	225,000	—		208,027		117,052	1,151	551,230
	2013	210,000	—		199,722		110,637	1,151	521,510
Charles E. Lott, President, Fleetwood Homes, Inc.	2015	220,000	—		432,977		90,600	1,540	745,117
	2014	220,000	30,000		605,641		90,040	1,222	946,903
	2013	220,000	—		283,992		—	1,222	505,214

(1) Amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718. We describe the assumptions made in this valuation in Note 15 to the Consolidated Financial Statements in the 2015 Form 10-K.

(2)	Amounts in this column represent life insurance premiums and 401(k) match paid by Cavco.

(3)
$3,000,000 was earned as of December 31, 2014 and is payable in six annual installments of $500,000 each (plus interest) as provided in Mr. Stegmayer’s Amended and Restated Employment Agreement. The first installment was paid on January 16, 2015.

(4)
In June 2015, Mr. Stegmayer was paid non-equity incentive compensation for fiscal year 2015 in the amount of $1,679,845 pursuant to the terms of his Amended and Restated Employment Agreement. This sum exceeded the $1,000,000 limit on cash awards made pursuant to the 2005 Stock Plan. Mr. Stegmayer repaid the excess in July 2015. An additional $1,000,000 non-equity incentive reported here was long-term compensation for the attainment of 4-year CAGR performance targets, which was not subject to the aforementioned Plan limit.

(5)
Mr. Stegmayer was paid non-equity incentive compensation for fiscal year 2014 in the amount of $1,394,162. This sum exceeded the $1,000,000 limit on cash awards made pursuant to the 2005 Stock Plan. Mr. Stegmayer repaid the excess in July 2015.

Page 26 correction:

The heading for Proposal No. 5 is amended and restated in its entirety to read as follows:

PROPOSAL NO. 5: APPROVAL OF AN AMENDMENT TO THE CAVCO INDUSTRIES, INC. 2005 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 300,000, TO INCREASE THE ANNUAL LIMIT ON THE MAXIMUM CASH AWARD SUBJECT TO PERFORMANCE GOALS THAT MAY BE AWARDED UNDER THE PLAN TO ANY ONE EMPLOYEE IN ANY ONE FISCAL YEAR TO $4,000,000, TO LIMIT THE NUMBER OF SHARES THAT MAY BE GRANTED TO ANY ONE NON-EMPLOYEE DIRECTOR IN ANY ONE FISCAL YEAR UNDER THE PLAN TO 20,000, TO MAKE CERTAIN OTHER CHANGES TO THE PLAN, AND TO RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE PLAN

Page 27 correction:
The paragraphs under the heading “Increase in Shares” are amended and restated in their entirety to read as follows:
The 2005 Stock Plan is limited in the number of shares available to Participants. Of the 450,000 shares originally authorized when the 2005 Stock Plan was approved by stockholders on June 21, 2005, only 69,407 shares remain for future awards. Once the 2005 Stock Plan has reached its authorized share limit, the Company’s ability to use the 2005 Stock Plan to provide incentives for employees that reward efforts to increase shareholder value is diminished. If the share limit of the 2005 Stock Plan is increased, then the Company can continue to remunerate employees and to closely align employee interests with shareholder interests.

The proposed amendment will increase the number of authorized shares in the 2005 Stock Plan to 750,000, and therefore raise the number of shares available for future grants to 369,407 shares. The level of increase was selected based upon previous experience of the 2005 Stock Plan including the rate at which shares are used and projections for future share usage of the 2005 Stock Plan.

Page 27 addition:
The following section is added after the section titled “Increase in Shares”:
Increase in Limit on Cash Awards
The 2005 Stock Plan allows for an Award (as defined in the 2005 Stock Plan) to an officer or key employee of the Company to be made in the form of a Cash Award (as defined in the 2005 Stock Plan). The 2005 Stock Plan provides that no individual may be awarded a Cash Award subject to performance goals designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, having a value of more than $1,000,000 in any one-year period.
The proposed amendment will increase the limit on Cash Awards that may be awarded to any one employee in any one fiscal year to $4,000,000. The level of increase was selected based upon anticipated future Cash Awards in excess of $1,000,000 to be made to Mr. Stegmayer based on the performance-based formula contained in his Amended and Restated Employment Agreement given the Company’s growth since the 2005 Stock Plan was approved by stockholders. The Company does not anticipate Mr. Stegmayer’s non-equity incentive reaching $4,000,000 in the forseeble future.

Page 28 addition:

The following additional paragraph is added after the second paragraph in the section titled “Other Amendments”:
The proposed amendment will impose a 20,000 share limit on the maximum number of shares that may be awarded to any one non-employee director in any one fiscal year. In addition, the proposed amendment provides that the award agreement for any award granted under the 2005 Stock Plan will provide for the clawback of all or any portion of the award to comply with Company policy or applicable law, including, but not limited to, the final rules issued by the Securities and Exchange Commission and NASDAQ pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Page 29 corrections:
Paragraph (b) under the heading “Maximum Payout of Performance Awards” is amended and restated in its entirety to read as follows:
(b) No individual may be awarded a Cash Award having a value of more than $4,000,000 in any one fiscal year.

The first paragraph under the heading “Description of 2005 Stock Plan” is hereby amended and restated in its entirety to read as follows:

General. Under Amendment No. 2 to the 2005 Stock Plan, a maximum of 750,000 shares of Cavco common stock may be subject to awards, provided that no more than 200,000 of such shares may be awarded as restricted stock or stock units, and provided, further, that no more than 20,000 of such shares may be awarded to any one non-employee director during any one fiscal year. Shares of common stock covered by options that terminate or are canceled prior to exercise and shares of restricted stock or shares covered by stock units that are returned to us will again be available for grants of options and awards of restricted stock or stock units. Also, if the option price or any applicable tax withholding obligation payable upon exercise of an option is satisfied by the tender or withholding of shares of common stock, the number of shares so tendered or withheld will be eligible for grants of options and awards of restricted stock or stock units under the plan. We may satisfy our tax withholding obligations by retaining shares of common stock that would otherwise be issuable on exercise by an optionee or deliverable upon vesting of an award of restricted stock or stock unit.

Page 32 correction:

The following additional paragraph is added immediately before the section titled "New Plan Benefits":

Clawback. Every award issued under the 2005 Stock Plan, as amended, is subject to potential clawback to the fullest extent called for by Company policy or applicable law, including, but not limited to, the final rules issued by the Securities and Exchange Commission and NASDAQ pursuant to Section 954 of the Dodd-Frank Act. By accepting an award, each participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provision and any Company request or demand for recapture or clawback.

Page 35-36 corrections:
The paragraphs under the heading “Stockholder Proposals” are amended and restated in their entirety to read as follows:
As announced in June 2015, Cavco’s 2015 Annual Meeting of Stockholders was postponed from the previously anticipated schedule. Cavco plans to return to its regular annual meeting schedule in 2016, including with respect to deadlines for stockholder proposals and director nominations.
To be considered for inclusion in next year’s proxy statement, stockholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at Cavco’s principal executive offices, addressed to the attention of the Secretary, no later than the close of business on February 16, 2016.
Cavco’s bylaws further provide that a stockholder proposal relating to the nomination of a person for election as a director or a stockholder proposal that is not submitted for inclusion in the proxy statement, but that a stockholder instead wishes to present directly at an annual meeting, must be submitted in writing and received by the Secretary at the principal executive offices of Cavco not less than 90 days nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held, and must contain the information required by Cavco’s bylaws. Any stockholder wishing to receive a copy of Cavco’s bylaws should direct a written request to the Secretary at Cavco’s principal executive offices.

Appendix A correction:
Appendix A to the Proxy Statement is replaced in its entirety with Appendix A to this Amendment No. 1 attached hereto.

Proxy Card correction:
The proxy card included with the Proxy Statement is replaced in its entirety with the new proxy card included with this Amendment No. 1.

IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY CARD OR SUBMITTED VOTING INSTRUCTIONS FOR THE INITIALLY SCHEDULED JULY 9, 2015 MEETING, YOU MUST SUBMIT THE NEW PROXY CARD OR NEW VOTING INSTRUCTIONS. YOUR PREVIOUSLY SUBMITTED PROXY OR VOTING INSTRUCTIONS WILL NOT BE VALID FOR THE ANNUAL MEETING TO BE HELD ON OCTOBER 6, 2015

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APPENDIX A

AMENDMENT NO. 2
TO THE
CAVCO INDUSTRIES, INC.
2005 STOCK INCENTIVE PLAN
WHEREAS, Cavco Industries, Inc. (the “Company”) has adopted and currently maintains the Cavco Industries, Inc. 2005 Stock Incentive Plan, effective June 21, 2005 (the “Plan”); and
WHEREAS, Section 13 of the Plan gives the Board of Directors of the Company (the “Board”) the authority to amend the Plan at any time, subject to certain conditions; and
WHEREAS, pursuant to the Board’s authority, the Plan has been amended on one prior occasion; and
WHEREAS, by the adoption of this Amendment No. 2, the Board, among other things, desires to further amend the Plan to: (a) increase the total number of shares of stock available for grant under the Plan by 300,000; (b) increase the limitation on the maximum cash award subject to performance goals that may be awarded under the Plan to any one employee participant in any one fiscal year to $4,000,000; and (c) limit the total number of shares of stock that may be awarded under the Plan to any one non-employee director participant in any one fiscal year to 20,000.
NOW, THEREFORE, subject to the approval of the Company’s stockholders at the Company’s 2015 Annual Meeting, the Plan is hereby amended as set forth below:
1.Section 2 of the Plan is hereby amended to add the following definition:

“Cause” means, except as otherwise defined in an Award Agreement or in a written employment arrangement with the Company or any of its Affiliates in effect on the Grant Date, the occurrence of one or more of the following events: (i) conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or any Affiliate; (ii) conduct that has caused demonstrable and serious injury to the Company or any Affiliate, monetary or otherwise; (iii) willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; (iv) breach of duty of loyalty to the Company or any Affiliate or other act of fraud or dishonesty with respect to the Company or any Affiliate; or (v) violation of the Company's code of conduct.
2.Section 6 of the Plan is hereby amended and restated in its entirety to read as follows:

Shares Available for Awards. Subject to Section 11 below, the maximum number of Shares available for grant under the Plan is 750,000, provided that no more than 200,000 of such Shares may be awarded as Restricted Stock or Stock Unit Awards, and provided, further, that no more than 20,000 of such Shares may be awarded to any one Participant who is a non-employee Director during any one fiscal year. Shares covered by Options that terminate or are canceled prior to exercise and Shares of Restricted Stock or Shares covered by Stock Units returned to the Company will again be available for grant under the Plan. Also, if the Option exercise price or any applicable tax withholding obligation payable upon exercise of an Option is satisfied by the tender or withholding of Shares, the number of Shares so tendered or withheld will be Shares available for grant under the Plan. The Administrator may from time to time adopt such other reasonable rules and procedures as it deems appropriate for determining the number of shares that are available for grant under the Plan.
3.Section 7(b)(ii) of the Plan is hereby amended and restated in its entirety to read as follows:

(ii)
Payment of Option/Exercise Price. The exercise price of an Option may be paid in cash, by check, by wire transfer, or by delivery or withholding of Shares, including actual or deemed multiple exchanges of Shares, or by a combination thereof. The exercise price shall be paid at the time of delivery of Shares.

4.Section 7(c)(i)(B) of the Plan is hereby amended and restated in its entirety to read as follows:

A Participant’s Restricted Stock Award shall be fully vested, irrespective of the limitations set forth in subparagraph (A) above, in the event of (i) a Change in Control, as provided for in Section 8 below, provided that the Participant is terminated without Cause in connection with the Change in Control, as provided for in Section 8 below, or (ii) the Retirement of the Participant.
5.Section 7(f)(iii) of the Plan is hereby amended and restated in its entirety to read as follows:

(iii)	No Individual may be awarded a Cash Award subject to performance goals intended to comply with Section 162(m) of the Code having a value of more than $4,000,000 in any one fiscal year.
6.Section 8 of the Plan is hereby amended and restated in its entirety to read as follows:

Change in Control. Notwithstanding the provisions of Section 7 hereof, unless otherwise expressly provided in an Award Agreement, if the Participant’s employment with the Company or one of its Affiliates is involuntarily terminated without Cause in connection with a Change in Control, each Award granted under this Plan to the Participant shall become immediately vested and fully exercisable, provided that any Award subject to performance goals shall vest at the target levels of performance (regardless of the otherwise applicable vesting or exercise schedules or performance goals provided for under the applicable Award Agreement). For purposes of this Section 8, a termination shall be considered involuntary in connection with a Change in Control if, and only if, such termination occurs during the period beginning six months prior to the Change in Control and ending twelve months following the Change in Control.
7.The Plan is hereby amended to add the following new Section 20 to the end thereof to read as follows:

Section 409A of the Code. Some of the Awards that may be granted pursuant to the Plan may be considered to be “non-qualified deferred compensation” subject to Section 409A of the Code. If an Award is subject to Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto. In such cases, the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto. An Award subject to Section 409A of the Code also shall be administered in compliance with the provisions of Section 409A of the Code as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury. To the extent necessary to comply with Section 409A of the Code, any Award that is subject to Section 409A of the Code may be modified, replaced or terminated in the discretion of the Administrator. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, in the event that the Administrator determines that any Award is or may become subject to Section 409A of the Code, the Company may adopt such amendments to the Plan and the related Award Agreements, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Administrator determines to be necessary or appropriate to either comply with Section 409A of the Code or to exclude or exempt the Plan or any Award from the requirements of Section 409A of the Code.
If, at the time of a Participant’s Separation from Service (as defined in Treasury Regulation Section 1.409A-1(h), the Company has any Shares which are publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six months after the Participant’s Separation from Service (or if earlier than the end of the six month period, the date of the Participant’s death). Any amounts that would have been distributed during such six month period will be distributed on the day following the expiration of the six month period.

Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the time period specified in the provisions. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with the regulations and other guidance issued pursuant to Section 409A of the Code.
8.The Plan is hereby amended to add the following new Section 21 to the end thereof to read as follows:

Clawback. Notwithstanding any provision of the Plan to the contrary, in an Award Agreement, the Administrator shall include such provisions as it deems necessary or advisable to assure the recapture or clawback of all or any portion of an Award to the extent necessary to comply with Company policy, if any, or applicable law including, but not limited to, the final rules issued by the Securities and Exchange Commission and NASDAQ or such other exchange on which the Shares are then traded pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.
9.This Amendment shall be effective as of the date it is approved by the Company’s stockholders at the Company’s 2015 Annual Meeting, and shall be void in the absence of such approval.

10.This Amendment shall only amend the provisions of the Plan referred to above, and those provisions not amended hereby shall be considered in full force and effect. Notwithstanding the foregoing, this Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this Amendment.

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Cavco INDUSTRIES, INC.®

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on October 5, 2015.

Vote by Internet

- Go to **www.investorvote.com/CVCO**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" the election of the nominees in Item 1 and "FOR" Items 2 through 5.

1. Election of two directors to serve until the Annual Meeting of Stockholders in 2018

Nominees:

Nominee	For	Withhold
01 - Steven G. Bunger	☐	☐
02 - Jack Hanna	☐	☐

6. In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Cavco INDUSTRIES, INC.®

Proxy — CAVCO INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS — OCTOBER 6, 2015

The undersigned hereby appoints William C. Boor and David A. Greenblatt, or either of them, proxy, with full powers of substitution, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Cavco Industries, Inc. to be held October 6, 2015, or any adjournment thereof, all shares of Common Stock of Cavco Industries, Inc. registered in the name of the undersigned at the close of business on August 21, 2015.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR ITEMS 2 THROUGH 5. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 6.

By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement for the October 6, 2015 Annual Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

(Continued and to be marked, dated and signed, on the other side)